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Exhibit 10.1

                              AETHLON MEDICAL, INC.

                       3030 Bunker Hill Street, Suite 4000

                           San Diego, California 92109

                                  July 31, 2008

VIA ELECTRONIC TRANSMISSION

Mr. Richard H. Tullis 3030 Bunker Hill Street

Suite 4000
San Diego, California 92109

        Re: Conversion of Past Due Salary

Dear Ed:

         This letter will serve to memorialize and confirm the agreement between Aethlon Medical, Inc. ("AEMD") and Richard H. Tullis ("Tullis" or "you") that in lieu of $147,279 owed to you for unpaid salary, the Company will issue you 446,300 shares of common stock of AEMD. The shares will be issued to you at the price of $0.32 per share, the closing price on July 31, 2008. Accordingly, $150,000 of unpaid salary due to you shall be considered paid in full and satisfied. The conversion arrangement shall be of no further force or effect. AEMD shall issue an 8K describing the conversion agreement between AEMD and you.

         Kindly acknowledge your agreement with the foregoing, by signing the acknowledgment below and returning a copy of this letter to the Board of Directors of AEMD.

                                                 Very Truly Yours,

                                                 Aethlon Medical, Inc.

                                                 /s/ James Joyce
                                                 -------------------------------
                                                 By: James Joyce
                                                 Title:  Chief Executive Officer

Agreed and Accepted:

/s/ Richard H. Tullis
-------------------------
Dr. Richard H. Tullis